                                                                EXHIBIT 10.66

[LOGO]
CB COMMERCIAL

The printed portion of this form, except (italicized) (differentiated) additions, have been approved by the Colorado Real Estate Commission.
(CBS 2-1-94)
-------------------------------------------------------------------
THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

                                  COMMERCIAL
                     CONTRACT TO BUY AND SELL REAL ESTATE

                                                                March 17, 1994

     1. PARTIES AND PROPERTY. Bailey's Moving and Storage and/or Assigns buyer(s) [Buyer] (as joint tenants/tenants in common) agrees to buy, and the undersigned seller(s) [Seller], agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of Arapahoe, Colorado, to wit:

     Lot 5, Lincoln Executive Center, an administrative replat of
     Lot 5 of Filing No. 1
     County of Arapahoe, State of Colorado

known as 11755 East Peakview Avenue, Englewood, Colorado     80111
         ------------------------------------------------------------------
         Street Address               City         State      Zip

together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded (collectively the Property).

     2. INCLUSIONS/EXCLUSIONS. The purchase price includes the following items (a) if attached to the Property on the date of this contract: lighting, heating, plumbing, ventilating, and air conditioning fixtures, TV antennas, water softeners, smoke/fire/burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls; (b) if on the Property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, curtain rods, drapery rods, all keys and (c)


The above-described included items (Inclusions) are to be conveyed to Buyer by Seller by bill of sale at the closing, free and clear of all taxes, liens and encumbrances, except as provided in Section 12. The following attached fixtures are excluded from this sale:

     None.

     3. PURCHASE PRICE AND TERMS. The purchase price shall be $3,200,000.00, payable in U.S. dollars by Buyer as follows: (Complete the applicable terms below.)

     (a)  Earnest Money:

$____ in the form of a promissory note, as earnest money deposit and part payment of the purchase price, payable to and held by *See Addendum "A", broker, in its trust account on behalf of both Seller and Buyer. Broker is authorized to deliver the earnest money deposit to the closing agent, if any, at or before closing. The balance of $3,150,000.00 (purchase price less earnest money) shall be paid as follows: *See Addendum "A".

     (b)  Cash at Closing.

$100,000.00, plus closing costs, to be paid by Buyer at closing in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller's check, and cashier's check (Good Funds). Subject to the provisions of Section 4, if the existing loan balance at the time of closing shall be different from the loan balance in
Section 3, the adjustment shall be made in Good Funds at closing or paid as follows: _____________________________________________________________________
_____________________________________________________________________________.


     (d)  Assumption.

$2,800,000.00 by Buyer's assuming and agreeing to pay an existing loan in this approximate amount, presently payable at $_______ per month principal, interest presently at ___% per annum, and including escrow for the following as indicated: real estate taxes, property insurance premium, mortgage insurance premium, and ________ Buyer agrees to pay a loan transfer fee not to exceed $______. At the time of assumption, the new interest rate shall not exceed _____% per annum and the new monthly payment shall not exceed $______ principal and interest, plus escrow, if any. Seller ___ shall __ shall not be released from liability on said loan. If applicable, compliance with the requirements for release from liability shall be evidenced by delivery at closing of an appropriate letter from lender. Cost payable for release of liability shall be paid by _______ in an amount not to exceed $_______.

7. ASSIGNABLE. This contract shall be assignable by Buyer without Seller's prior written consent. Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

8. EVIDENCE OF TITLE. Seller shall furnish to Buyer, at Seller's expense, a current commitment for owner's ALTA title insurance policy in an amount equal to the purchase price on or before April 8, 1994 (Title Deadline). Buyer may require of Seller that copies of instruments (or abstracts of instruments) listed in the schedule of exceptions (Exceptions) in the title insurance commitment also be furnished to Buyer at Seller's expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this
Section 8, constitute the title documents (Title Documents) Buyer, or Buyer's designee, must request Seller, in writing, to furnish copies or abstracts of instruments listed in the schedule of exceptions no later than five (5) calendar days after Title Deadline. If Seller furnishes a title insurance commitment, Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after closing.

     9.   TITLE.

     (a) Title Review. Buyer shall have the right to inspect the Title Documents or abstract. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents or abstract shall be signed by or on behalf of Buyer and given to Seller on or before five (5) calendar days after Title Deadline, or within five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title. If Seller does not receive Buyer's notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

     (b) Matters Not Shown by the Public Records. Seller shall deliver to Buyer, on or before the Title Deadline set forth in Section 8, true copies of all lease(s) and survey(s) in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on or before May 6, 1994. If Seller does not receive Buyer's notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

     (c) Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

     In the event the Property is located within a special taxing district and Buyer desires to terminate this contract as a result, if written notice is given to Seller at or before the date set forth in subsection 9(b), this contract shall then terminate. If Seller does not receive Buyer's notice by the date specified above Buyer accepts the effect of the Property's inclusion in such special taxing district(s) and waives the right to so terminate.

     (d) Right to Cure. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) as provided in subsection (a) or
(b) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) prior to the date of closing. If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing, this contract shall then terminate; provided, however, Buyer may, by written notice received by Seller, on or before closing, waive objection to said unsatisfactory title condition(s).

     10. INSPECTION. Buyer or any designee, shall have the right to have inspection(s) of the physical condition of the Property and Inclusions, at Buyer's expense, if written notice of any unsatisfactory condition, signed by or on behalf of Buyer, is not received by Seller on or before May 27, 1994 (Objection Deadline), the physical condition of the Property and inclusions shall be deemed to be satisfactory to Buyer. If such notice is received by Seller as set forth above, and if Buyer and Seller have not agreed, in writing, to a settlement thereof on or before June 1, 1994 (Resolution Deadline), this contract shall terminate three calendar days following the Resolution Deadline, unless, within the three calendar days, Seller receives written notice from Buyer waiving objection to any unsatisfactory condition. Buyer is responsible for and shall pay for any damage which occurs to the Property and Inclusions as a result of such inspection.

     11. DATE OF CLOSING. The date of closing shall be December 1, 1994, or by mutual agreement at an earlier date. The hour and place of closing shall be designated by Chicago Title Company.

     12. TRANSFER OF TITLE. Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient general warranty deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing. Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Buyer's signature hereon, whether assessed or not: except (i) distribution utility easements (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a), (iii) those rights, if any, of third parties in the property not shown by the public records in accordance with subsection 9(b), (iv) inclusion of the Property within any special taxing district, and (v) subject to building and zoning regulations.

     13. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from any other source.

     14. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing.

     15. PRORATIONS. General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing, rents, water and sewer charges, owner's association dues, and interest on continuing loan(s), if any, and shall be prorated to date of closing.

     16. POSSESSION. Possession of the Property shall be delivered to Buyer as follows:

                    December 1, 1994
                    8:00 A.M.
                    Denver, Colorado
                    time     , subject to the following lease(s) or tenancy(s):

  See Addendum "A"

If Seller, after closing, fails to deliver possession on the date herein specified. Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $1,000.00 per day from the date of agreed possession until delivered.

     17. CONDITION OF AND DAMAGE TO PROPERTY. Except as otherwise provided in this contract, the Property and inclusions shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted. In the event the Property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property and Inclusions, not exceeding, however, the total purchase price. Should any Inclusion(s) or service(s) fail or be damaged between the date of this contract and the date of this contract and the date of closing or the date of possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.

     18. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

     (a)  IF BUYER IS IN DEFAULT:
          (Check one box only.)
     (1)  Specific Performance.
---
          Seller may elect to treat this contract as cancelled, in which case all payments and things of value received hereunder shall be forfeited and retained on behalf of Seller, and Seller may recover such damages as may be proper, or Seller may elect to treat this contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.

 X   (2)  Liquidated Damages
---
          All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c)) are SELLER'S SOLE AND ONLY REMEDY for Buyer's failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages.

     (b)  IF SELLER IS IN DEFAULT:
---
               Buyer may elect to treat this contract as cancelled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

     (c)  COSTS AND EXPENSES.
---
               Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

     19.  EARNEST MONEY DISPUTE.    Notwithstanding any termination of this
contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker or closing agent, unless mutual written instructions are received by the holder of the earnest money and things of value, broker or closing agent shall not be required to take any action but may await any proceeding, or at broker's or closing agent's option and sole discretion may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

     20. ALTERNATIVE DISPUTE RESOLUTION MEDIATION. If a dispute arises between the parties relating to this contract, the parties agree to submit the dispute to mediation. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediator. If mediation proves unsuccessful the parties may then proceed with such other means of dispute resolution as they so choose.

21.  ADDITIONAL PROVISIONS:

     a.   ACCEPTANCE/COMMISSION.    Seller accepts the above proposal
this______day of__________________, 19___. Seller shall pay to the Listing Company a commission of seven percent (7)% of the gross purchase price or__________as agreed upon between the Seller and Listing Company for services in this transaction. In the event of forfeiture of payments and things of value received hereunder, such payments and things of value shall be divided between Listing Company and Seller, one-half thereof to Listing Company, but not to exceed the commission, and the balance to Seller. Listing company and CB Commercial Real Estate Group, Inc. to divide commission equally.

____________________________________    ________________________________
Seller              Date                Seller               Date

Seller's Address:___________________________________________


     b. COMPLIANCE. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

     22. RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.

     23.  TERMINATION.   In the event this contract is terminated, all payments
and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to Section 19.

     24. SELLING COMPANY BROKER RELATIONSHIP. The selling broker CB Commercial Real Estate Group, Inc., and its salespersons have been engaged as transaction broker, Selling Company has previously disclosed in writing to the Buyer that different relationships are available which include buyer agency, seller agency, dual agency, or transaction broker.

     25.  NOTICE TO BUYER.    Any notice to Buyer shall be effective when
received by Buyer, or, if this box is checked ___ when received by Selling Company.

     26.  NOTICE TO SELLER.   Any notice to Seller shall be effective when
received by Seller or Listing Company.

     27. MODIFICATION OF THIS CONTRACT. No subsequent modification of any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

     28.  ENTIRE AGREEMENT.   This contract constitutes the entire contract
between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.

     29. NOTICE OF ACCEPTANCE COUNTERPARTS. This proposal shall expire unless accepted in writing by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance on or before 5:00 p.m. Denver time, March 25, 1994 (Acceptance Deadline). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.



/s/ R. J. Walker
------------------------------           --------------------------------
Buyer                                    Buyer

Date of Buyer's signature:  3/18, 1994   Date of Buyer's signature     , 19__

Buyer's Address:
                ----------------------------------------------------------


/s/ Steven P. Cloward, Seller
-------------------------------------    ---------------------------------
Seller                                   Seller


Date of Seller's signature:  4/5, 1994   Date of Seller's signature     , 19__

Seller's Address:
                 --------------------------------------------------------------

================================================================================

The undersigned Broker(s) acknowledges receipt of the earnest money deposit specified in Section 3, and Selling Company confirms its Broker Relationship as set forth in Section 24.

Selling Company________________________________________________________________
                               Name and Address

By:_________________________                     _______________________,19____
    Signature                                               Date

Listing Company _______________________________________________________________
                               Name and Address

By:__________________________                    ________________________,19___
    Signature                                               Date

--------------------------------------------------------------------------------
NOTE: Closing Instructions should be signed at the time this contract is signed.
--------------------------------------------------------------------------------

                     ADDENDUM "A" TO THAT CONTRACT BETWEEN
                       BIG-O DEVELOPMENT, INC. (SELLER)
            AND BAILEY'S MOVING AND STORAGE AND/OR ASSIGNS (BUYER)
                             DATED MARCH 17, 1994


1. Survey: The Seller shall, at the Seller's expense, furnish the Buyer on or before April 15, 1994 with a current pinned or monumented boundary and improvement ALTA survey by a registered engineer or licensed land surveyor, reflecting the acreage and square footage of the Property, property dimensions, location of all improvements on the ground, location of all fences, ditches, easements, rights of way and adjacent roadways, and containing a certified legal description. Following delivery of the survey to the Buyer, the Buyer shall have five (5) business days to review the survey and, if the survey reflects matters in conflict with this contract, the Buyer shall give written notice of such fact to the Seller within five
     (5) business days. If such written notice is received, this contract shall be null and void and the deposit paid hereunder shall be refunded to the Buyer. Failure of the Buyer to so notify the Broker in writing shall be deemed a waiver on the part of the Buyer, and this contract shall remain in full force and effect.


2. Seller's Materials: Seller shall deliver to Buyer the following information and materials to the extent that it is available. Current preliminary title report and copies of all exceptions to title, a copy of the current property tax bill, copies of assessment payment schedules, if any, copies of surveys or parcel maps, a list of subcontractors who constructed the improvements, copies of management agreements and service contracts, copies of governmental approvals including the building permit and final inspection card, copies of construction drawings for the improvement including architectural, structural, and landscape plans and "as built" plans, copies of any leases and other agreements which will encumber the Property following close of escrow.

3. Big-O Tire Lease: To satisfy the remaining balance of the purchase price in accordance with Item Number 3 of this contract, Buyer to lease to Big-O Tire (Tenant) approximately 13,425 square feet of office space in the subject facility rent free for a period of four years commencing December 1, 1994. Tenant to be responsible for its pro rata share of the building NNN expenses and operating costs. Big-O Tire is to occupy the entire Second Floor of office space and the west half of the First Floor of existing office space. Big-O Tire to have access to the First Floor workout facility and adjoining restroom facilities. Bailey's Moving and Storage to have periodic access to the Second Floor conference room. In addition, Big-O Tire shall lease a 5,000 square foot fenced area in the warehouse for the same term as the office lease at a lease rate of $3.00 per square foot plus NNN expenses. Big-O Tire and Bailey's Moving and Storage will mutually execute a lease formalizing these terms and conditions during Buyer's inspection period.


4. Environmental Report: Seller to pay for and provide a new Level I audit for Buyer's review on or before April 22, 1994. Buyer's review of this report shall become a part of Buyer inspection of the Property and Item Number 10 of the contract shall apply.


5 . Floor Repair: Seller to repair, at Seller's expense, the warehouse slab, walls near the floor of the west side of the office areas, drainage and curb on the south side of the office area, and any other damaged areas within or outside the facility due to settling, all to Buyer's satisfaction prior to closing.

[LOGO]
CB COMMERCIAL
EARNEST MONEY
Promissory Note
CB Commercial Real Estate Group, Inc.
BROKERAGE AND MANAGEMENT
LICENSED REAL ESTATE BROKER


U.S.$50,000.00

Denver,         Colorado                     Date _________________,1994


     FOR VALUE RECEIVED, Bailey's Moving and Storage and/or assigns, jointly and severally, promise to pay to the order of owner of 11755 E. Peakview, Englewood, Colorado the sum of Fifty Thousand and No/100 ($50,000.00) Dollars, with interest at 0% percent per annum from N/A until paid.

Both principal and interest are payable in U.S. dollars on or before May 27, 1994, payable at Chicago Title Company in accordance with the Commercial Contract to Buy and Sell Real Estate or at such other address a note holder may designate. Presentment, notice of dishonor, and protest are hereby waived. If this note is not paid when due, I/we agree to pay all reasonable costs of collection, including attorney's fees.

                                             /s/ R. J. Walker
                                           -----------------------------
                                                Maker's signature



                                           -----------------------------
                                                Maker's signature


This note is given as earnest money for the contract on the following property:

The printed portions of this form approved by Colorado Real Estate Commission (BAC 17-12-83)

[LOGO]
CB COMMERCIAL
The printed portions of this form, except (italicized) (differentiated) additions, have been approved by the Colorado Real Estate Commission (TBD 26-1-
94)
---------------------------------------
NOTE: DIFFERENT BROKERAGE RELATIONSHIPS ARE AVAILABLE WHICH INCLUDE SELLER
      AGENCY, DUAL AGENCY, BUYER AGENCY, OR TRANSACTION-BROKER.

                         TRANSACTION-BROKER DISCLOSURE
                                    (BUYER)

CB Commercial Real Estate Group, Inc. and its salespersons are working with you as a transaction-broker. We assist you throughout the real estate transaction with communication, advice, negotiation, contracting and closing without being an agent or advocate for you or the seller. You are not vicariously liable (legally responsible) for our actions and a written contract with us is not required. For purposes of this disclosure, buyer also means "tenant" and seller also means "landlord".

As a transaction-broker we will:

. Disclose to you any adverse material facts which we actually know about the property:

.    Perform any oral or written agreement made with you:

.    Exercise reasonable skill and care:

.    Present all offers in a timely manner:

. Advise you regarding the transaction, including suggesting that you obtain expert advice on material matters about which we know but the specifics of which are beyond our expertise:

.    Account to you promptly for all money or property we receive:

. Assist you in complying with the terms and conditions of any contract and with the closing of the transaction.

. Assist you and the seller without regard to race, creed, sex, religion, national origin, familial status. marital status, or handicap.


As a transaction-broker we will not disclose the following information without your informed consent:

.    That you are willing to pay more than what you offer:

.    What the motivating factors are for you in buying or leasing the property;

.    That you will agree to financing terms other than those offered:

. Any material information about you unless disclosure is required by law or if lack of disclosure would constitute dishonest dealing or fraud, except that we are required to disclose all adverse material facts pertaining to your financial ability to perform the terms of the transaction and whether you intend to occupy the property as a principal residence.


THIS IS NOT A CONTRACT.

We have been given a copy of this Transaction-Broker Disclosure on
(date)______________________
BAILEY'S MOVING AND STORAGE AND/OR ASSIGNS

      /s/ R. J. Walker
-----------------------------------           -------------------------------
Buyer                                         Buyer

On (date) 3/18/94 I provided the buyer(s) with a copy of this Disclosure and have kept a copy for our records.

CB COMMERCIAL REAL ESTATE GROUP, INC.
------------------------------------          -------------------------------
Company                                       Licensee

==============================================================================

No. TBD26-1-94.  TRANSACTION-BROKER DISCLOSURE (BUYER)

=============================================================================
The printed portions of this form, except (italicized) (differentiated) additions, have been approved by the Colorado Real Estate Commission.
(CP 40-1-94)
---------------------------------------


THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

                                COUNTERPROPOSAL

                                                    March 25, 1994


  RE: Proposed contract to buy and sell the following described real estate in the County of Arapahoe Colorado, to wit:

          Lot 5, Lincoln Executive Center, an administrative replat of Lot 5 of Filing No. 1
          County of Arapahoe, State of Colorado

known as No. 11755 East Peakview Avenue, Englewood, CO 80111, dated March 17, 1994, between Big O Tires, Seller, and Bailey's Moving and Storage and/or assigns, Buyer.

The undersigned accepts the proposed contract, subject to the following amendments:

Paragraph 3(b). Cash at closing to be $200,000.00 plus the earnest money deposit of $50,000.00 payable after waiver of contingencies or May 27, 1994, whichever is earlier.

Paragraph 3(d). Buyer and Seller shall share equally in the cost of assumption fee.

Addendum "A" 1. Survey. Unless required from lender to process assumption, Seller may reuse original survey used when constructing building.

Paragraph 21. Acceptance/Commission. Seller shall pay Listing Company six percent (6%) of gross purchase price of $3,200,000.00


  All other terms and conditions shall remain the same. This counterproposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party to this document receives notice of such acceptance on or before April 11, 1994. If accepted, the proposed contract, as amended hereby, shall become a contract between Seller and Buyer.



Big O Tires, Inc.                   /s/ Steven P. Cloward
---------------------------         -------------------------------------------
Seller                              Seller

Date of Seller's signature 4/5/94   Date of Seller's signature __________, 19__

Seller's Address 11755 East Peakview Avenue, Englewood, CO  80111
                 ---------------------------------------------------------------

Bailey's Moving and Storage
-----------------------------       ------------------------------------------
Buyer                               Buyer

Date of Buyer's signature ______, 19___  Date of Buyer's signature ______, 19___

Buyer's Address ________________________________________________________________


N.B. When this counterproposal form is used, the proposed contract is not to be signed by the party initiating this counterproposal. This counterproposal must be securely attached to the proposed contract.

===============================================================================

                               ATTACHMENT NO. 1
                              TO COUNTER PROPOSAL

ADDENDUM "A"


3. Big O Tires Lease. Buyer hereby agrees to lease back to Big O Tires, Inc. ("Big O"), the approximately 18,000 square feet of office space contained in the office building that is separate from the warehouse facilities (and does not includes offices within the warehouse facilities) (the "Big O Office Space").
As an inducement to Buyer to lease the Big O Office Space back to Big O, Big O will build to Buyer's needs and specifications, office facilities adjacent to the existing offices within the warehouse for use by the Buyer ("Buyer's Office Space") and Big O will pay up to $80,000 in costs for such construction.

Big O will lease the Big O Office Space for a term of three (3) years, for a base rent of $0.00 during this term, plus payment of a pro rata share of the real estate taxes, insurance and the operating and maintenance expenses on the entire premises. In the event Big O's cost to construct Buyer's Office Space exceeds $80,000, Big O will be granted an additional term on its Lease that is sufficient to provide Big O credit for such overage, on the basis of $6.00 per square foot of annual rent, and Big O shall continue to lease Big O's Office Space over the additional term under the same terms and conditions of the Lease. In the event Big O does not incur $80,000 in construction of Buyer's Office Space, Big O shall pay to Buyer such shortfall as base rent for a portion of the three (3) year term, on the basis of $6.00 per square foot of annual rent for the Big O Office Space.


The Lease for the Big O Office Space shall also grant to Big O two (2) three (3) year options to extend the term of the Lease beyond the original term, at a base rent determined by the parties to be at market rate at that time.